                                                                    EXHIBIT 23.6







                               ENGINEER'S CONSENT


We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2002 annual report on Form 10-K of Devon Energy Corporation.




                                              AJM PETROLEUM CONSULTANTS

                                              /s/ Robin G. Bertram
                                              ----------------------------------
                                              Name: Robin G. Bertram, P. Eng.
                                              Title: Vice President, Engineering
March 5, 2003